                                                                    EXHIBIT 99.3

SPSS RESPONDS TO NASDAQ NOTIFICATION
--------------------------------------------------------------------------------
[SPSS LOGO]

FOR IMMEDIATE RELEASE:
July 22, 2004
Contact:                     Edward Hamburg              Nicole Junas
                             SPSS Inc.                   SPSS Inc.
                             Executive VP/CFO            Investor Relations
                             312.651.3000                800.457.0161
                                                         E-mail: invest@spss.com

                      SPSS RESPONDS TO NASDAQ NOTIFICATION

CHICAGO, Ill. (USA), July 22, 2004. SPSS Inc. (NASDAQ: SPSSE), a global provider of predictive analytics technology and services, today announced that it received a written determination from the NASDAQ Listing Qualifications Panel indicating that the NASDAQ National Market will continue listing the SPSS common stock subject to certain requirements, including a deadline for filing the Company's 2003 annual report on Form 10-K and its first quarter 2004 quarterly report on Form 10-Q on or before July 23, 2004.

If unable to meet this deadline, SPSS will request a short extension and submit these filings on or before July 30, 2004. As of the date of this announcement, the independent investigation and forensic audit conducted by the Company's Audit Committee is complete.

ABOUT SPSS INC.

SPSS Inc. [NASDAQ: SPSSE] is a global provider of predictive analytics technology and services. The company's predictive analytics technology connects data to effective action by drawing reliable conclusions about current conditions and future events. More than 250,000 commercial, academic, and public sector customers rely on SPSS technology to help increase revenue, reduce costs, improve processes, and detect and prevent fraud. Founded in 1968, SPSS is headquartered in Chicago, Illinois. For additional information, please visit www.spss.com.

SAFE HARBOR STATEMENT

The following constitutes the Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended:

Certain statements in this press release are forward-looking statements. Such statements can be identified by phrases such as "should be," "planning" and "expects." Such statements also involve known and unknown risks, including market conditions and competition, which may cause the company's actual results, performance, achievements, or industry results, to be materially different than any future results, performance or achievements expressed or implied in or by such forward-looking statements. By way of example and not limitation, known risks and uncertainties include changes in: market conditions, especially in Asia; changes and/or product demand and acceptance; the competitive environment; product release schedules; and currency fluctuations. In light of these and other risks and uncertainties, the inclusion of a forward-looking statement in this release should not be regarded as a representation by the company that any future results, performance or achievements will be attained. The company assumes no obligation to update the information contained in this press release. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in the company's periodic reports (copies of which are available from SPSS upon request).